FOR IMMEDIATE RELEASE

EXELED HOLDINGS DENIES HAVING DISCUSSIONS WITH ACQUIRERS

Arvada, CO – May 12, 2017 (Marketwire) – ExeLED Holdings, Inc. (“ExeLED” or the “Company”) (OTCQB: “ELED”) today announced that it is not engaged in nor has it had contact or discussions with any potential acquirer. There have been no material changes in the business or business prospects of the Company. Management undertakes that the Company will immediately announce any material changes to its business and business prospects.

ABOUT EXELED HOLDINGS, INC.:

ExeLED Holdings, Inc. is focused on acquiring complimentary companies that provide specialized LED lighting solutions to the architecture and interior design markets.  Its first wholly owned subsidiary, Énergie LLC, with facilities in Zeeland, Michigan is currently targeting the multi-billion dollar architectural, specification-grade lighting fixture segment of the North American lighting fixture market with innovative, differentiated LED lighting products. The Company is headquartered in Arvada, Colorado.

ExeLED Holdings is continuing to identify other companies that have proven expertise in LED technology for potential acquisition.  Targets include:

- Lighting fixture manufacturers that complement the Énergie LLC product offering,

- LED component manufacturers who own solid intellectual property, and

- Internationally recognized consulting firms with experts in the current and future direction of LED technology.

For more information about ExeLED Holdings visit http://www.exeledholdings.com

For Information email IR@exeledholdings.com or contact Investor Relations at 720-361-2060

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" MADE IN RELIANCE UPON THE SAFE HARBOR PROVISIONS OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, CONCERNING EXPECTATIONS FOR SALES, STRATEGIC ACQUISITIONS, GROSS MARGINS, EXPENSES, COST SAVINGS, STRATEGIC DIRECTION AND EARNINGS.  ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN CONSTRUCTION SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ANY GROWTH STRATEGIES; RISKS ASSOCIATED WITH THE COMPANY'S ABILITY TO IMPLEMENT AND REALIZE THE ANTICIPATED BENEFITS OF THE  COMPANY'S STRATEGIC INITIATIVES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

5310 Ward Road, Suite 106 Arvada, Colorado 80002

Tel 720-361-2056 Fax 720 963 8044

www.exeledholdings.com